UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.)

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

HAWK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee not required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

HAWK SYSTEMS, INC.

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL 33431

NOTICE OF ACTION BY WRITTEN CONSENT

Dear Stockholders:

NOTICE IS HEREBY GIVEN that Hawk Systems, Inc., a Delaware corporation (the “Company”) has received the written consent, in lieu of a meeting of stockholders, from the holders of shares representing approximately 63.8% of its outstanding voting capital stock of the Company, which consists of common stock, par value $.01 per share (the “Common Stock”) and Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock,” together with the Common Stock, the “Capital Stock”). Each share of Series B Preferred Stock is convertible into 100 shares of Common Stock and is entitled to vote on all matters with the Common Stock on an as-converted basis. As explained in the enclosed information statement (“Information Statement”), holders of a majority of the Company’s outstanding shares of Capital Stock have approved a one (1) for six (6) reverse split of the Common Stock (the “Reverse Split”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reverse Split will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and the Company’s board of directors files an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the Reverse Split will become effective on or about February 19, 2010 (the “Effective Date”).

The details of the foregoing action and other important information are set forth in the accompanying Information Statement.

Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) any action which may be taken or is required to be taken at a meeting of the stockholders of a corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, four (4) stockholders holding a majority of the outstanding shares of Capital Stock approved the Reverse Split on or about December 16, 2008. No other vote or stockholder action is required. Under Delaware law, no dissenters’ or appraisal rights are afforded to the Company’s stockholders as a result of the approval of the Reverse Split as described herein.

Please read this Information Statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Reverse Split, this Information Statement contains important information about the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed on or about _______, 2010 to all stockholders of record as of _______, 2010.

By Order of the Board of Directors

/s/ David Coriaty
David Coriaty, Director

January __, 2010

HAWK SYSTEMS, INC.

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL 33431

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished to the Company’s stockholders in connection with the action taken by the holders of a majority of the Company’s outstanding shares of Capital Stock with respect to the Reverse Split. In accordance with Section 228 of the DGCL, on or about December 16, 2008 (the “Approval Date”), the Company received a written consent in lieu of a meeting from four (4) stockholders, Mr. Eric Brown and his related entities, Grand Columbus Holding Inc., Discount Management, LLC and Signature Management, LLC (collectively, the “Majority Stockholders”), who together beneficially owned 13,217,717 shares of Common Stock and 67,500 shares of Series B Preferred Stock on the Approval Date, representing approximately 63.8% of the 31,308,136 voting shares of Capital Stock (consisting of 24,558,136 shares of Common Stock and 67,500 shares of Series B Preferred Stock (the equivalent of 6,750,000 votes)) issued and outstanding as of the Approval Date.

We anticipate that this Information Statement will first be mailed or furnished to the Company’s stockholders on or about _______, 2010 in order to comply with the requirements of Section 14(c) of the Exchange Act and Section 228 of the DGCL. The Company will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

CHANGE OF CONTROL

On February 19, 2009, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) between the Company (formerly known as Explorations Group, Inc.), Hawk Acquisition Corp., a newly formed, wholly-owned Florida subsidiary of the Company (“Hawk Acquisition”) and Hawk Biometric Technologies, Inc., a Florida corporation (“Hawk Biometric”), Hawk Acquisition merged with Hawk Biometric. Pursuant to the merger, Hawk Biometric was the surviving entity and became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, as consideration for the merger, the former stockholders of Hawk Biometric received .02 shares of the Company’s Series B Preferred Stock for each share of Hawk Biometric Class A and Class B common stock they held for a total of approximately 580,064 shares of the Company’s Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one hundred (100) shares of the Company’s Common Stock at any time, at the option of the holder, and will automatically be converted into Common Stock on the day following the completion of the Company’s Reverse Split. In accordance with the terms of the Merger Agreement, the conversion ratio of the Series B Preferred Stock is not subject to adjustment upon the occurrence of the Reverse Split. Upon completion of the Reverse Split, the Series B Preferred Stock issued as consideration under the Merger Agreement will automatically convert into approximately 58,006,400 shares of Common Stock. The 67,500 shares of Series B Preferred Stock outstanding prior to the merger, which were owned by two of the Majority Stockholders, were canceled in connection with the merger.

As a result of the foregoing, the former stockholders of Hawk Biometric, as a group, currently own approximately 61.8% of the Company’s issued and outstanding Common Stock, on an as-converted basis. After the completion of the Reverse Split and conversion of the Series B Preferred Stock, the former stockholders of Hawk Biometric, as a group, will own approximately 90.7% of the issued and outstanding stock of the Company, assuming that no additional shares of Common Stock or Series B Preferred Stock have been issued.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT OF COMMON STOCK

General

The Board of Directors and Majority Stockholders have approved the filing of an Amendment to the Company’s Certificate of Incorporation which provides that every six (6) shares of our Common Stock outstanding immediately prior to the Effective Date of the Amendment (the “Old Shares”) will be automatically converted into one (1) share of our Common Stock (the “New Shares”), thereby reducing the number of outstanding shares of our Common Stock to approximately 5,966,552 shares, subject to rounding or the issuance of additional shares of our Common Stock. The Reverse Split is contingent upon the consummation of, and the compliance with, all applicable regulatory approvals or notification requirements. Upon receipt of all required regulatory approvals, we anticipate the Effective Date of the Reverse Split will be on or about February 19, 2010.

The Amendment does not change the par value of our Common Stock or the number of shares of our Common Stock authorized for issuance. The form of Amendment to the Certificate of Incorporation (“Amendment”) that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

Reasons for the Reverse Split

The Reverse Split was a condition of the merger with Hawk Biometric. Therefore, the shares of Series B Preferred Stock issued to the former stockholders of Hawk Biometric will not convert into Common Stock until the Reverse Split is effected. In connection with the Reverse Split, every six shares of our Common Stock will be combined and reduced into one share of our Common Stock. In addition, at least initially upon consummation of the Reverse Split, our market price will increase by six times the trading price of our common stock on the Over-the-Counter Bulletin Board on the date announced by the Financial Industry Regulatory Authority (:FINRA”) following the Effective Date of the Reverse Split. By way of example, if our common stock closes at a trading price of $0.10 per share on the date immediately preceding the consummation of the Reverse Split, our Common Stock will open at a trading price of $0.60 on the date of the consummation of the Reverse Split. Our Board of Directors believes that this higher trading price may expand the market of potential investors and help generate interest in the Company among institutional and other investors. If the Reverse Split results in an increased trading price and increased investor interest, the Board of Directors believes that stockholders may benefit from improved trading liquidity of the Company’s Common Stock.

It is important to note, however, that the market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share of the New Shares may not remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. In the future, the market price of Common Stock following the Reverse Split may not equal or exceed the market price prior to the Reverse Split.

Effect of Amendment

The Reverse Split will affect all of the holders of the Company’s Common Stock uniformly. Any fractional shares existing as a result of the Reverse Split will be rounded up to the nearest whole share. On the Effective Date of the Amendment, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the Amendment, prior to giving effect to the conversion of the Series B Preferred Stock. Once the Series B Preferred Stock is converted, however, the existing stockholder’s percentage of the outstanding shares of Common Stock will decline significantly as described above.

The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Split will have the following effects upon our Common Stock:

•

The number of shares owned by each holder of Common Stock will be reduced six fold;

•

Holders of a fractional share after giving effect to the Reverse Split will be rounded up to the nearest whole share which means that we may be required to issue additional shares of Common Stock, although we do not believe the number of shares issued as a result of this rounding will be significant;

•

The number of shares of our Common Stock which will be issued and outstanding after the Reverse Split will be reduced from 35,799,316 shares to approximately 5,966,552 shares, prior to giving effect to the conversion of the Series B Preferred Stock; and

•

Immediately after effecting the Reverse Split, the outstanding shares of Series B Preferred Stock will be automatically converted into Common Stock, resulting in significant additional dilution to the existing holders of shares of our Common Stock.

The Reverse Split will not affect the par value of our Common Stock. The Amendment will not change any of the other terms of our Common Stock. The shares of Common Stock after the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split.

Because the number of authorized shares of our Common Stock will not be reduced, an overall effect of the Reverse Split of the outstanding Common Stock will be an increase in shares of our Common Stock available for issuance prior to giving effect to the conversion of the Series B Preferred Stock. These shares may be issued by our Board of Directors in its sole discretion. The conversion of the Series B Preferred Stock and any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Our Common Stock will be quoted on the Over-the-Counter Bulletin Board at the post-Reverse Split price on and after the date announced by FINRA.

Exchange of Stock Certificates

Following the Reverse Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur on the Effective Date of the Amendment without any further action on the part of our stockholders. After the Effective Date of the Amendment, each share certificate representing the shares prior to the Reverse Split will be deemed to represent 1/6th of the number of shares shown on the certificate. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates.

Vote Required

In general, the affirmative vote of the holders of a majority of the shares of Capital Stock entitled to vote is required to approve the Reverse Split. However, in accordance with Section 228 of the DGCL, any action which may be taken or is required to be taken at a meeting of the stockholders of a corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. As a result, the holders of shares representing approximately 63.8% of our outstanding shares of Capital Stock on December 16, 2008 voted to approve the Reverse Split.

Outstanding Voting Shares

On the Approval Date, there were 24,558,136 shares of Common Stock issued and outstanding and 67,500 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders. Each share of Series B Preferred Stock entitles the holder thereof to one hundred (100) votes on all matters, including those submitted to the holders of the Common Stock.

Dissenters’ Rights of Appraisal

The DGCL does not provide for appraisal or dissenters’ rights in connection with the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of January 19, 2010 by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent of the outstanding shares of Common Stock, (ii) each director and executive officer, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of our Common Stock which may be acquired upon conversion of preferred stock or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class Prior to Reverse Split (2)	Percent of Class After Reverse Split (3)
Security Ownership of Management:
Common Stock	Michael Diamant (4)	0		*
Common Stock	David Coriaty (5)	10,589,000	22.8%	16.6%
Common Stock	Tony De Risi (6)	8,000,000	18.3%	12.5%
Common Stock	Edward Sebastiano (7)	8,000,000	18.30%	12.5%
Common Stock	Mark Spanakos (8)	8,000,000	18.30%	12.5%

	Officer & Directors as a Group (5 persons)		49.1%	54.1%

Security Ownership of Certain Beneficial Owners:
Common Stock	Grand Columbus Holding Inc. (9)	8,787,500	24.5%	13.7%
Common Stock	CLR Associates Inc. (10)	5,607,800	13.5%	8.8%

———————

* Less than 1%

(1)

Unless otherwise noted, the principal address of each of the directors and officers listed above is c/o Hawk Systems, Inc., 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431.

(2)

Assuming 35,799,316 shares of Common Stock issued and outstanding as of January 19, 2010. With respect to any securities not outstanding which are subject to such options, warrants, rights or conversion privileges, such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)

Assuming 63,972,953 shares of Common Stock issued and outstanding after Reverse Split and after giving effect to the conversion of the Series B Preferred Stock.

(4)

This amount does not include an option the Company has agreed to issue to Mr. Diamant on May 12, 2010, whereby Mr. Diamant will have the right to purchase 8,000,000 shares of the Company’s Common Stock on a post-Reverse Split basis at an exercise price of $0.36 per share, exercisable for a period of five (5) years from the date of issuance.

(5)

This amount consists of 105,890 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(6)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(7)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(8)

This amount consists of 80,000 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

(9)

The stockholder’s address is 34 15th Street, Brooklyn, New York 11215.

(10)

The stockholder’s address is 5732 Wind Drift Lane, Boca Raton, FL 33433. This amount consists of 56,078 shares of Series B Preferred Stock, which are convertible into the number of shares of Common Stock listed above.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No current director or executive officer, or director or executive officer at any time since the beginning of the last fiscal year, nor associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split which is not shared by all other respective stockholders.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of the Company’s Information Statement may be sent to multiple stockholders in a household. The Company will promptly deliver upon written or oral request, a separate copy of the Information Statement to a stockholder if such stockholder calls or writes to the Company at the following address or phone number: Investor Relations, Hawk Systems, Inc., at 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431; or (561) 962-2885. If a stockholder wishes to receive separate copies of the Company’s information statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the stockholder may contact the Company at the above-referenced address or telephone number.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: January __, 2010

By Order of the Board of Directors

/s/ David Coriaty, Director

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Correction to the Certificate of Amendment to the Certificate of Incorporation of Hawk Systems, Inc.

EXHIBIT A

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF AMENDMENT
TO THE

CERTIFICATE OF INCORPORATION

OF

HAWK SYSTEMS, INC.

——————————————

________, 2010

——————————————

Hawk Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Hawk Systems, Inc.

2.

That a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 2, 2009 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.

The inaccuracy or defect of the Certificate is that the effective date and time of the one-for-six reverse stock split (the “Reverse Split”) contemplated by the Certificate was incorrect since the Reverse Split has not yet been effected.

4.

Article 4 of the Certificate is hereby corrected to read as follows:

“This Amendment shall become effective on _______, 2010.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Certificate of Amendment to be executed as of the date first above written.

HAWK SYSTEMS, INC.

By:
Name:
Title:

A-1